                      AMENDMENT TO PARTICIPATION AGREEMENT


      Reference is made to the Fund Participation Agreement dated as of June 17, 1999, between MERCURY ASSET MANAGEMENT V.I. FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and MERRILL LYNCH LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the state of Arkansas (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached thereto (the "Existing Agreement"). This amendment to the Existing Agreement is made as of July 22, 1999.

      WHEREAS, the segregated accounts of the Company participating in the Fund are set forth on Schedule A attached to the Existing Agreement.

      The Fund and the Company hereby amend and restate said Schedule A to the Existing Agreement as attached hereto, and all references in the Existing Agreement to the Accounts shall be deemed to refer to the segregated accounts as set forth on Schedule A attached hereto.

      Capitalized terms used herein without definition and defined in the Existing Agreement shall have the same meaning herein as therein.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Fund Participation Agreement as of July 22, 1999.

                                 MERCURY ASSET MANAGEMENT V.I. FUNDS, INC.


                                 By:            /s/ Terry K. Glenn
                                                ------------------

                                 Name:              Terry K. Glenn
                                                    --------------
                                 Title:      Executive Vice President
                                             ------------------------

                                 MERRILL LYNCH LIFE INSURANCE COMPANY

                                 By:            /s/ Barry G. Skolnick
                                                ---------------------

                                 Name:          Barry G. Skolnick
                                                -----------------
                                 Title:      Senior V.P. & General Counsel
                                             -----------------------------
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                                                             As of July 22, 1999


                                   SCHEDULE A

           Segregated Accounts of Merrill Lynch Life Insurance Company
                              Participating in the
                    Mercury Asset Management V.I. Funds, Inc.




      NAME OF SEPARATE ACCOUNT                               DATE ESTABLISHED

Merrill Lynch Life Variable Annuity Separate Account A         August 6, 1991

Merrill Lynch Variable Life Separate Account                November 19, 1990

Merrill Lynch Life Variable Life Separate Account II        November 19, 1990